Exhibit 99.1
Domo Announces Term Loan Extended to 2028

SILICON SLOPES, Utah - August 19, 2024 - Domo, Inc. (Nasdaq: DOMO) announced that it has amended its existing debt facility. Under the terms of the amended agreement, the debt will mature in August 2028, and the overall interest rate and the annual cash interest cost have been reduced.

David Jolley, Domo’s Chief Financial Officer, commented, “Our priority is getting Domo back to growth through the prioritization of initiatives such as converting our customer base to a consumption-based pricing model and expanding our go-to-market capabilities through partnerships with other leaders in the ecosystem. We are very pleased with the continued support from funds and accounts managed by BlackRock and to modify the terms of our debt facility under what we believe are mutually beneficial terms. This amendment will allow Domo to invest in the opportunities that we believe will deliver the greatest impact for our business.”

About Domo
Domo puts data to work for everyone so they can multiply their impact on the business. Our cloud-native data experience platform goes beyond traditional business intelligence and analytics, making data visible and actionable with user-friendly dashboards and apps. Underpinned by AI, data science and a secure data foundation that connects with existing cloud and legacy systems, Domo helps companies optimize critical business processes at scale and in record time to spark the bold curiosity that powers exponential business results.

For more information, visit www.domo.com. You can also follow Domo on LinkedIn, X and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements of our Chief Financial Officer and regarding our future opportunities, growth and go-to-market capabilities. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K for the fiscal year ended January 31, 2024 filed with the SEC on March 28, 2024 and the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 filed with the

Exhibit 99.1
SEC on June 7, 2024. All information provided in this press release is as of the date hereof, and we undertake no duty to update, republish, or revise this information unless required by law.

Contacts:
Media –
Cynthia Cowen
PR@domo.com

Investors –
Peter Lowry
IR@domo.com
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